UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)

Three Riverway, Suite 300, Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

The text set forth in Item 5.02 regarding the termination of the employment agreement of Kevin Kelly is incorporated into this Item 1.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2014, Kevin Kelly, the Chief Accounting Officer, Controller and Secretary of Synthesis Energy Systems, Inc. (the “Company”), informed the Company that he will be leaving the Company, effective April 18, 2014, to assume the role of Chief Financial Officer with another company. His employment agreement with the Company dated October 10, 2012 will also be terminated effective as of such date, subject to the continued enforcement of the provisions relating to non-competition, non-solicitation and confidentiality.

The Company anticipates filling the role of principal accounting officer in the near term. In the interim, Charles Costenbader, the Company’s Chief Financial Officer, will assume this role, and he will manage Mr. Kelly’s responsibilities with assistance from the Company’s internal accounting team.

Item 8.01 Other Events.

As previously disclosed, on February 14, 2014, SES Asia Technologies Limited, an indirect subsidiary of the Company, entered into a Joint Venture Contract (the “JV Contract”) with Zhangjiagang Chemical Machinery Co., Ltd. (“ZCM”) to form ZCM-SES Sino-U.S. Clean Energy Technologies Limited (the “Joint Venture”). The purpose of the Joint Venture is to establish the Company’s gasification technology as the leading gasification technology in the Joint Venture territory (which is initially China, Indonesia, the Philippines, Vietnam, Mongolia and Malaysia) by becoming a leading provider of proprietary equipment for the technology. The scope of the Joint Venture is to market and license the Company’s gasification technology via project sublicenses; procurement and sale of proprietary equipment and services; coal testing; and engineering, procurement and research and development related to the technology. ZCM is contributing RMB 100,000,000 (approximately USD$16.5 million) in cash to the Joint Venture, and will own approximately 65% of the Joint Venture, and the Company is contributing an exclusive license to use of its technology in the Joint Venture territory pursuant to the terms of a Technology Usage and Contribution Agreement entered into between the Joint Venture and the Company (the “TUCA”) on the same date, and will own approximately 35% of the Joint Venture. Copies of the JV Contract and the TUCA are incorporated by reference herein as Exhibits 10.1 and 10.2, respectively.

All necessary approvals to consummate the transactions contemplated by the JV Contract and the TUCA were received and on April 8, 2014, the transactions contemplated by the JV Contract and the TUCA closed.

On April 9, 2014, the Company issued a press release announcing the closing of the transactions contemplated by the JV Contract and the TUCA. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Joint Venture Contract between Zhangjiagang Chemical Machinery Co., Ltd. and SES Asia Technologies, Ltd., dated February 14, 2014 – English translation from Chinese document (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 14, 2013).++

10.2 Technology Usage and Contribution Agreement between SES-ZCM Clean Energy Technologies Limited and SES Asia Technologies, Ltd., dated February 14, 2014 – English translation from Chinese document (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 14, 2013). ++

*99.1 Press Release dated April 9, 2014 relating to the ZCM closing.

* Filed herewith.

++ Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: April 9, 2014	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

10.1 Joint Venture Contract between Zhangjiagang Chemical Machinery Co., Ltd. and SES Asia Technologies, Ltd., dated February 14, 2014 – English translation from Chinese document (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 14, 2013).++

10.2 Technology Usage and Contribution Agreement between SES-ZCM Clean Energy Technologies Limited and SES Asia Technologies, Ltd., dated February 14, 2014 – English translation from Chinese document (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 14, 2013). ++

*99.1 Press Release dated April 9, 2014 relating to the ZCM closing.

* Filed herewith.

++ Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.